UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2017

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BMC STOCK HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Its Charter)
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Delaware (State or other jurisdiction of incorporation)	1-36050 (Commission File Number)	26-4687975 (IRS Employer Identification No.)

Two Lakeside Commons 980 Hammond Drive, NE, Suite 500 Atlanta, GA 30328 (Address Of Principal Executive Offices) (Zip Code)

(678) 222-1219 (Registrant’s Telephone Number, Including Area Code)

Not Applicable Former Name or Former Address, if Changed Since Last Report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Election of Directors

On August 1, 2017, the board of directors (the “Board”) of BMC Stock Holdings, Inc. (the “Company”) appointed Mark A. Alexander as a Class I director and Henry Buckley as a Class III director, effective immediately. As a Class I director, Mr. Alexander will serve on the Board until the Company’s 2020 annual meeting of stockholders and until his successor is duly elected and qualified. As a Class III director, Mr. Buckley will serve on the Board until the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified. The Board has affirmatively determined that each of Mr. Alexander and Mr. Buckley is independent under the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the NASDAQ stock exchange.

Mr. Alexander and Mr. Buckley will participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate, including an annual retainer of $75,000 and an annual equity grant valued at $100,000 on the date of grant. Upon joining the Board, each of Mr. Alexander and Mr. Buckley will receive restricted stock units valued in an amount equal to a pro rata portion of the 2017 annual equity grant.

The Board also appointed Mr. Alexander to serve on the Audit Committee and Mr. Buckley to serve on the Compensation Committee.

There are no related party transactions involving either Mr. Alexander or Mr. Buckley and the Company. There is no arrangement or understanding between either Mr. Alexander or Mr. Buckley and any other person pursuant to which either was selected as a director. In addition, neither Mr. Alexander nor Mr. Buckley has been employed at the Company or any of its subsidiaries.

A copy of the Company’s press release announcing the appointment of Mr. Alexander and Mr. Buckley to the Board is attached hereto as Exhibit 99.1.

Compensatory Arrangements of Certain Officers

On August 1, 2017, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Lisa Hamblet, Executive Vice President of eBusiness and Pro Remodeler Segment of the Company, for purposes of setting forth the terms and conditions of Ms. Hamblet’s continued employment by the Company. The Employment Agreement, which replaces and supersedes Ms. Hamblet’s prior employment agreement with the Company (“Prior Employment Agreement”), is effective as of August 1, 2017 and continues indefinitely unless earlier terminated under certain circumstances described therein.

The Employment Agreement generally retains the terms of the Prior Employment Agreement with the following modifications:

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The Employment Agreement modifies the treatment of equity awards held by Ms. Hamblet in the event Ms. Hamblet is terminated by the Company without Cause, she resigns for Good Reason or in the event of her death or Disability (each, as defined in the Employment Agreement) other than in connection with a Change in Control (a “Non-CIC Qualifying Termination”). Under the Employment Agreement, in the event of a Non-CIC Qualifying Termination, the Company will accelerate the vesting of (i) any then-outstanding time-based equity compensation awards that would have vested had Ms. Hamblet’s employment with the Company continued for an additional 12 months following the date of termination and (ii) any unvested portion of the Commencement Grant. Under the Prior Employment Agreement, in the event of a Non-CIC Qualifying Termination, the Company would have accelerated 100% of the vesting of all then-outstanding time-based equity compensation awards.

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The Employment Agreement modifies the treatment of equity awards held by Ms. Hamblet in the event that there is a Change in Control (as defined in the Employment Agreement) of the Company and (i) the successor fails to assume the Employment Agreement or (ii) within 90 days preceding or six months following the

Change in Control, Ms. Hamblet is terminated by the Company without Cause or she resigns for Good Reason (either event, a “CIC Qualifying Termination”). Under the Employment Agreement, in the event of a CIC Qualifying Termination, the Company will accelerate the vesting of (i) any unvested portion of any then-outstanding time-based equity compensation awards and (ii) any unvested portion of any performance-based equity compensation awards, assuming satisfaction of any applicable performance conditions at the target level. Under the Prior Employment Agreement, in the event of a CIC Qualifying Termination, the Company would have only accelerated the vesting of all then-outstanding time-based equity compensation awards.

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The Employment Agreement adds a “best net” after-tax Section 280G cut back, such that if it is determined that the benefits or payments payable under the Employment Agreement (taking into account other benefits or payments provided under other plans, agreements or arrangements) would subject Ms. Hamblet to the parachute payment excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then Ms. Hamblet’s total payments will be reduced to the safe harbor amount (i.e., the maximum amount that may be paid without an excise tax liability or loss of deduction), unless Ms. Hamblet would receive a greater after-tax benefit if payments were not so reduced, in which case payments to Ms. Hamblet will not be reduced.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Employment Agreement.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press Release issued by BMC Stock Holdings, Inc. on August 1, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BMC STOCK HOLDINGS, INC.

Date: August 3, 2017	By:	/s/ Lanesha Minnix
Lanesha Minnix
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by BMC Stock Holdings, Inc. on August 1, 2017.